As filed with the Securities and Exchange Commission on October 14, 1997
                                      Registration No. 333-



SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C.  20549

                  _______________________

                     FORM S-3

      REGISTRATION STATEMENT

                       UNDER

   THE SECURITIES ACT OF 1933

                  _______________________


 AMERICAN GENERAL CORPORATION
(Exact name of registrant as specified in its charter)


              Texas                     6719             74-0483432
(State or other            (Primary Standard       (I.R.S.
jurisdiction of              Industrial                   Employer
incorporation or          Classification             Identification No.)
organization)               Code Number)


                                  2929 Allen Parkway
                                 Houston, Texas  77019
                                    (713) 522-1111
(address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              ___________________________

                                  Mark S. Berg, Esq.
                       Senior Vice President and General Counsel
                             American General Corporation
                                  2929 Allen Parkway
                                 Houston, Texas  77019
                                    (713) 522-1111
               (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

                              ___________________________

  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this Form
are being offered pursuant to dividend or interest
reinvestment plans, please check the following box [     ].

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________


  If this form is a post-effective amendment filed
pursuant to Rule 462(c) under the Securities Act, please
check the following box and list the Securities Act
registration statement number of the earlier effective
registration statement for the same offering.  [  ]
_________

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


              CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered

Common Stock,  par value $0.50 per share


Amount to be Registered

66,000 shares(1)


Proposed Maximum Aggregate Price per Unit

$54.125(2)


Proposed Maximum Aggregate Offering Price

$3,572,250(2)


Amount of Registration Fee

$1,090.00









(1)    Also includes associated Series A Junior Participating
       Preferred Stock Purchase Rights, which Rights (a) are not currently separable from the shares of Common
       Stock and (b) are not currently exercisable.

(2) Estimated solely for purposes of determining the amount of the registration fee pursuant to Rule
       457(c), based on the average of the high and low prices reported on the New York Stock Exchange
       Composite Tape on October 9, 1997.

               _____________________________

  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

Information contained herein is subject to completion or amendment.
A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

       SUBJECT TO COMPLETION, DATED OCTOBER 14, 1997


               AMERICAN GENERAL CORPORATION

   Interests in The United States Life Insurance Company
     Retirement Plan for General Agents and Producers


                       Common Stock
                (par value $0.50 per share)

              Preferred Share Purchase Rights

                   ____________________

  The Common Stock of American General Corporation is listed on the New York Stock Exchange (the "NYSE"), the
Pacific Exchange, Inc., The London Stock Exchange, The
Basel Stock Exchange, The Geneva Stock Exchange and The
Zurich Stock Exchange. The last reported sale price on the New York Stock Exchange on October 9, 1997 was $54.375 per share. See "Common Stock -- Price Range of Common Stock" herein.

                   ____________________

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURI-
    TIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE
     SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
       ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTA-
        TION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  ______________________

  On June 17, 1997, pursuant to an Agreement and Plan of
Merger dated as of February 12, 1997, a wholly owned subsidiary of American General Corporation ("American
General") was merged with and into USLIFE Corporation
("USLIFE" or the "Sponsor") (the "Merger").  As a result,
USLIFE became a wholly owned subsidiary of American
General. Pursuant to the Merger, former shareholders of USLIFE are entitled to 1.1069 shares (the "Exchange Ratio") of American General Common Stock (defined below) for each of their shares of USLIFE Common Stock.

  American General is offering hereby to continue a Retirement Plan (the "Plan") previously offered by USLIFE to the individual independent agents ("General Agents") and Producers (as each is defined in the Plan) of its indirect wholly owned subsidiary The United States Life Insurance
Company in the City of New York, a wholly owned subsidiary of USLIFE ("United States Life" or the "Company"). Under the Plan, a General Agent or Producer (as defined in the Plan), may contribute a certain percentage of his or her Earnings, (as defined in the Plan) on an after tax basis pursuant to a Membership Agreement (as defined in the Plan) entered into between the General Agency, Allocating
Producer or Producer (as defined in the Plan) and United
States Life. Such Earnings will be credited in the proportions allocated by the Plan participant to unfunded interest bearing accounts established for such General
Agents and Producers and maintained by United States Life.
If the General Agent's or Producer's Earnings for a calendar year reach a specified amount ("Earnings require-ments"), any Earnings contributed to the Plan up to a specified percentage of total Earnings will be matched by contributions from United States Life to separate unfunded accounts established for the Plan participants and main-tained by United States Life ("Company Accounts"). At the
Plan participant's option, the Company contribution will be made either (i) in cash in an amount determined pursuant to the Plan or (ii) in American General Common Stock, par value $0.50 per share ("Common Stock" or "Shares"), the number of which Shares will be determined pursuant to the Plan. The Company Contributions attributable in Common
Stock on June 17, 1997 were adjusted to reflect the Exchange Ratio.

  Cash contributions will be credited to a participant's
Company Account, an unfunded account. For contributions made in Shares, such Company Accounts will not bear interest and will be valued as if the amount of the Company contribution were invested in Shares. The value of this portion of the Company Accounts will fluctuate with market performance. Earnings contributed to the Plan will only be matched up to the specified percentage of total Earnings established by the Committee from time to time. The percentage of Earnings eligible for matching Sponsor contributions, the Earnings requirements, and the interest rate per annum are determined by a Committee consisting of the designees of the President of the Company, each of whom will be officers of the Company. At least three such officers are required to be on the Committee (the "Commit-tee"). See "Description of the Plan -- Determinations of the Committee" herein. Any changes in the determinations made by the Committee will be set forth in a Prospectus
Supplement. Participants in the Plan will be known as "Members."

  Earnings contributed to the Plan will be nonforfeit-able. Members will be vested as to 20% of Company con-tributions upon the completion of six Qualified Years (as defined in the Plan). Thereafter, 20% of the amount in a Member's Company Account, including interest, if any, will vest at the end of each subsequent Qualified Year. Company contributions for any year will be fully vested and nonforfeitable immediately, as they are made, after the Member has contributed to the Plan for 10 years, if the Member has also met the Minimum Earnings requirement for at least 10 continuous Plan Years, even if the Member did not contribute in every Plan Year. Company contributions may vest earlier in the case of a Member's death, disability or retirement. See "Death Benefits", "Disability Benefits" and "Retirement Benefits" herein. All Member and Company contributions will be retained in the general accounts of the Company. Without affecting the value of the accounts for purposes of the Plan, such funds may be invested by the Company, for its own account, in any securities, including
Common Stock.  Distributions attributable to contributed
Earnings will generally be made in one or more cash payments, and distributions attributable to Company contributions made in Shares will ordinarily be made in a single payment consisting of whole shares of Common Stock plus cash for any fractional shares. Each Share distributed under the Plan prior to the close of business on the earlier of the Distribution Date (defined below) and the Termination Date (defined below) and will be distributed along with one Series A Junior Participating
Preferred Stock Purchase Right (a "Right") free of charge.
In brief, a Right entitles the registered holder to purchase from American General one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value
$1.50 per share, of American General (the "American General
Junior Preferred Shares") at a price of $120 per one one-hundredth of an American General Junior Preferred
Share, subject to certain adjustments. The Rights are not exercisable or transferable separately from the Common
Stock until the "Distribution Date" which will occur on the earlier of (i) 10 business days following the first public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding
American General Common Stock and any other shares of capital stock of American General entitled to vote generally in the election of directors or entitled to vote in respect of any merger, consolidation, sale of all or substantially all of American General's assets, liquidation, dissolution or winding up of American General
(the "Voting Stock") or (ii) 10 business days following the commencement of, or the first public announcement of an intention to commence, a tender or exchange offer the consummation of which would result in the beneficial ownership by a person or group of affiliated or associated persons of 25% or more of the then outstanding Voting
Stock.

  See "Description of the Plan" herein.

  General Agents and Producers are encouraged to read this Prospectus with care before applying for or electing to continue membership in the Plan, and to retain it for future reference. This Prospectus may not be used to consummate transactions involving The United States Life
Insurance Company Retirement Plan for General Agents and
Producers unless accompanied by the relevant Prospectus
Supplement.

                   ____________________

        The date of this Prospectus is       , 1997

                   AVAILABLE INFORMATION

  American General Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission
(the "Commission"). Copies of such reports, proxy statements and other information concerning American
General may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.
20549, and at the Commission's Regional Offices at Seven
World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400,
Chicago, Illinois 60661.  The Commission also maintains a
Web Site at http://www.sec.gov which contains reports and other information regarding registrants that file electronically with the Commission. In addition, materials filed by American General may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York,
New York 10005 and the Pacific Exchange, Inc., 301 Pine
Street, San Francisco, California 94104 and 618 South
Spring Street, Los Angeles, California  90014.

  American General has filed with the Commission a registration statement on Form S-3 pertaining to the securities offered hereby (herein, together with all amendments and exhibits, collectively referred to as the "Registration Statement") under the Securities Act of 1933, as amended. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration
Statement.

  For the information of all General Agents partici-pating in the Plan, American General will include such persons in its regular shareholder mailings, including the mailings of annual and quarterly reports and proxy statements.

      INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission
(File No. 1-7981) pursuant to the Exchange Act are incorpo-rated herein by reference:

  1. American General's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to
Section 13(a) of the Exchange Act (the "Annual Report").

  2. American General's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, filed pursuant to
Section 13(a) of the Exchange Act.

  3. American General's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed pursuant to
Section 13(a) of the Exchange Act.

  4. American General's Current Reports on Form 8-K dated February 12, 1997, February 21, 1997, August 15,
1997, September 11, 1997 and October 10, 1997 filed pursuant to Sections 13 and 15(d) of the Exchange Act.

  5.   Proxy Statement relating to American General's
1997 annual meeting of shareholders.

  6. The description of American General Common Stock contained in the Registration Statement on Form 8-B dated
June 25, 1980, as amended by Amendment No. 1 on Form 8 dated December 22, 1983.

  7.   The description of American General Preferred
Share Purchase Rights contained in the Registration
Statement on Form 8-A  dated July 31, 1989, as amended by
Amendment No. 1 on Form 8 dated August 7, 1989.

  All documents filed by American General pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Interests in The United
States Life Insurance Company Retirement Plan for General
Agents and Producers and Common Stock and Rights appertaining thereto to which this Prospectus relates, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

  Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus or any Prospectus Supplement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

  American General will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein or in the Registration Statement by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written or telephone requests should be directed to the Corporate Secretary, American
General Corporation, 2929 Allen Parkway, Houston, Texas
77019, telephone: (713) 522-1111.

  No person has been authorized to give any information or to make any representation not contained in this Prospectus, or the Prospectus Supplement relating thereto, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any underwriter. This Prospectus and any Prospectus Supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

               AMERICAN GENERAL CORPORATION

  American General, with assets of $77 billion and shareholders' equity of $6.7 billion as of June 30, 1997, is one of the largest diversified financial services organizations in the United States. American General's operating subsidiaries are leading providers of retirement services, life insurance, and consumer loans to 12 million customers. The principal executive offices of American
General are located at 2929 Allen Parkway, Houston, Texas
77019-2155, and its telephone number is (713) 522-1111.

  The American General Common Stock is listed and traded on the NYSE, the Pacific Exchange, Inc., The London Stock
Exchange, The Basel Stock Exchange, The Geneva Stock
Exchange and The Zurich Stock Exchange under the symbol
"AGC."

                      USE OF PROCEEDS

  There will be no proceeds to American General from the participation in the Plan by designated General Agents and Producers. To the extent the operation of the Plan provides a source of funds through payment by United States
Life for Shares to be delivered to such designated General
Agents and Producers, such funds will be used by American
General for general corporate purposes. American General is offering the Plan to eligible General Agents and Producers (as defined in the Plan and as determined by United States Life's Board of Directors and the Plan
Committee) in order to provide agents an opportunity, subject to the provisions of the Plan, to contribute earnings, acquire an equity interest in American General, and participate in any appreciation of the value of the Common Stock. Member Accounts and Company Accounts held in cash (both as defined in the Plan - see "Description of the Plan") shall bear interest at a rate determined by the Committee and will be held in the general accounts of United States Life. See "Description of the Plan --
Determination of the Committee" herein. Without affecting the value of the accounts for purposes of the Plan, such funds may be invested by United States Life, for its own account, in any securities, including American General
Common Stock.

                     COMMON STOCK AND
              PREFERRED SHARE PURCHASE RIGHTS

American General Common Stock

  American General is authorized to issue 300,000,000 shares of Common Stock, par value $.50 per share. As of June 30, 1997, there were outstanding 243,079,485 shares of Common Stock.

  Holders of Common Stock are entitled to receive dividends when, as and if declared by the American General
Board of Directors (the "Board") out of any funds legally available therefor, and are entitled upon liquidation, after claims of creditors and preferences of any series of American General Preferred Stock, to receive pro rata the net assets of American General.

  The holders of Common Stock are entitled to one vote for each share held. Directors of American General are elected for a one-year term expiring upon the annual meeting of shareholders of American General. The holders of Common Stock do not have cumulative voting rights.

  The holders of Common Stock do not have any preemptive rights to acquire any shares or other securities of any class which may at any time be issued, sold or offered for sale by American General. The holders of Common Stock have no conversion rights and the Common Stock is not subject to redemption by either American General or a shareholder.

  First Chicago Trust Company of New York is the transfer agent, registrar and dividend disbursing agent for the Common Stock. Its address is P.O. Box 2500, Jersey
City, New Jersey 07303-2500, and its telephone number is
(800) 519-3111.

Dividends

  Dividends for the years ended December 31, 1995 and
1996 have been declared and paid to holders of American
General's Common Stock at the annual rates of $1.24 and
$1.30 per share, respectively (paid quarterly in March,
June, September and December of 1995 and 1996).   Quarterly
dividends of $0.35 per share of Common Stock have been paid for the quarters ended March 31 and June 30, 1997.

Price Range of Common Stock

  American General's Common Stock and the Rights appertaining thereto are listed on the NYSE, the Pacific
Exchange, Inc., The London Stock Exchange, The Basel Stock
Exchange, The Geneva Stock Exchange and The Zurich Stock
Exchange under the symbol "AGC." The following table sets forth, for the calendar periods indicated, the range of high and low prices for American General's Common Stock on the NYSE, as reported on the NYSE Composite Tape.

                 1994:                         High          Low

                 First Quarter . . . . . . . . 29 5/8    25 1/2
                 Second Quarter. . . . . . 29 3/8    24 7/8
                 Third Quarter . . . . . . . 30 1/2    26 7/8
                 Fourth Quarter. . . . . . .28 7/8    25 5/8

                 1995:

                 First Quarter . . . . . . . . 33 1/4    27 1/2
                 Second Quarter. . . . . . 35 1/2     31 1/8
                 Third Quarter . . . . . . . 38 7/8     33 5/8
                 Fourth Quarter. . . . . . .39 1/8     31

                 1996:

                 First Quarter . . . . . . . . 37 7/8    33 1/4
                 Second Quarter. . . . . . .37 5/8    32 7/8
                 Third Quarter . . . . . . . .38 3/4    34
                 Fourth Quarter. . . . . . . 41 3/4    35 3/4

                 1997:

                 First Quarter . . . . . . . . 44 5/8    39 3/8
                 Second Quarter. . . . . . .49 5/8    36 1/2

  Although the prices for Common Stock subsequent to August 7, 1989 indicated herein reflect sales of both shares of Common Stock and the Rights appertaining thereto, because of the contingent nature of the Rights, American
General does not consider the Rights themselves to have any independent market value.

  For a recent price of the Common Stock on the NYSE, see the cover page of this Prospectus.

  Eligible General Agents and Producers are encouraged to obtain current Common Stock quotations before applying for membership in the Plan and electing to have deferrals thereunder matched in the form of Common Stock.

Preferred Share Purchase Rights

  On July 27, 1989, the Board authorized the issuance of one preferred share purchase right (a "Right") for each share of Common Stock outstanding on August 7, 1989 and for each share of Common Stock issued thereafter but prior to the earlier of the Distribution Date and the Termination
Date (as each such term is defined below). A Right is attached to each share of Common Stock and entitles the registered holder to purchase from American General one one-hundredth of a share of American General Preferred
Shares at a price of $120 per one one-hundredth of an American General Junior Preferred Share, subject to certain adjustments.

  The Rights will expire on August 7, 1999, unless the expiration date is extended or the Rights are redeemed earlier (any such date being the "Termination Date"). The
Rights are not exercisable or transferable separately from the shares of Common Stock until the "Distribution Date" which will occur on the earlier of (i) 10 business days following the first public announcement that a person or group of affiliated or associated persons (an "Acquiring
Person") has acquired beneficial ownership of 15% or more of the outstanding Common Stock and any other shares of capital stock of American General entitled to vote generally in the election of directors or entitled to vote in respect of any merger, consolidation, sale of all or substantially all of American General's assets, liquida-tion, dissolution or winding up of American General (the
"Voting Stock") or (ii) 10 business days following the commencement of, or the first public announcement of an intention to commence, a tender or exchange offer the consummation of which would result in the beneficial ownership by a person or group of affiliated or associated persons of 25% or more of the then outstanding Voting
Stock.

  In the event American General is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power should be sold or otherwise transferred, each holder of a Right will have the right to receive, upon payment of the right's then current exercise price, common stock of the acquiring company which has a market value of two times the exercise price of the Right. In the event that any person becomes an Acquiring
Person, each holder of a Right will thereafter have the right to receive upon exercise thereof that number of shares of Common Stock (or under certain circumstances, Common Stock-equivalent American General Junior Preferred
Shares) having a market value of two times the exercise price of its Rights.

  At any time 10 business days after a person or group of affiliated or associated persons has become an Acquiring
Person and prior to the acquisition by any person or group of 50% or more of the outstanding Voting Stock, the Board may exchange the Rights (other than Rights acquired or beneficially owned by such Acquiring Person, which Rights held by such Acquiring Person shall then be null and void), in whole or in part, at an exchange ratio of one share of Common Stock (or one one-hundredth of a share of American
General Junior Preferred Stock), appropriately adjusted to reflect any stock split, stock dividend or similar transaction, for each two shares of Common Stock for which the Right is then exercisable.

  At any time prior to the close of business on the tenth day following the first public announcement that a person or group of affiliated or associated persons has become an Acquiring Person, the Board may redeem the then outstanding Rights in whole, but not in part, at a price of $0.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction (the
"Rights Redemption Price"). Any such redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.

  The purchase price payable, and the number of American
General Junior Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of a stock dividend on, or a subdivision, combination or reclassification of, the American General Junior
Preferred Shares.

  The number of outstanding Rights and the number of one one-hundredth of an American General Junior Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of reclassification of securities, or recapitalization or reorganization of American General or other transaction involving American General which has the effect, directly or indirectly, of increasing by more than one percent the proportionate share of the outstanding shares of any class of equity securities of American
General or any of its subsidiaries beneficially owned by any Acquiring Person, in any such case, prior to an exchange by American General as described above.

  The terms of the Rights may be amended, including extending the expiration date, by the Board without the consent of the holders of the Rights, except in certain circumstances.

  The Rights have certain anti-takeover effects.  The
Rights will cause substantial dilution to a person or group that attempts to acquire American General on terms not approved by the Board. The Rights should not interfere with any merger or other business combination approved by the Board since the Rights may be redeemed by American
General at the Rights Redemption Price prior to the time that a person or group has acquired beneficial ownership of 50% or more of the Voting Stock. See also "Incorporation of Certain Documents by Reference" and "Available
Information."

  Reference is hereby made to, and the above description is qualified in its entirety by reference to, the detailed description of the Rights set forth in American General's
Registration Statement on Form 8-A, as amended by its amendment on Form 8 relating to the Rights referred to under "Incorporation of Certain Documents by Reference."

                  DESCRIPTION OF THE PLAN

  The following description sets forth certain general terms and provisions of the Plan and is qualified in it entirety by reference thereto.

Participation in the Plan

  General Agents of United States Life are eligible to participate in the Plan as of the January 1 immediately following the completion of one Qualified Year by the General Agency from which the General Agent's status as a General Agent derives provided the General Agent has not reached age 65 as of that January 1. An individual
Producer (as defined in the Plan (See "Determinations of the Committee")) is eligible to participate in the Plan as of the January 1 immediately following either: (1) his or her completion of one Qualified Year, or (2) the completion of one Qualified Year by his or her Allocating Producer (as defined in the Plan (See "Determinations of the Committee")), provided such individual Producer has not reached age 65 as of that January 1.

  Participating General Agents or Producers will be known as "Members." An eligible General Agent or Producer will become a Member upon completing an application for membership, a Beneficiary Designation Form and upon approval of such application and elections by the Committee. An eligible General Agent or Producer who does not become a Member as of the January 1 immediately following the completion of one Qualified Year must re-qualify for membership by completing an additional
Qualified Year immediately preceding any subsequent application for membership.

Allocation of Earnings

  Subject to the Committee's approval, a General Agency or Allocating Producer may elect, on the appropriate form, to contribute a percentage of its Earnings for a Plan Year in order to qualify for matching contributions by the Company either in cash or in the form of Common Stock, if the Earnings requirements for such Plan Year, as established by the Committee, from time to time, in its sole discretion, are satisfied. Earnings contributed to the Plan on behalf of Members will be credited to unfunded accounts maintained by the Company called "Member
Accounts." Contributions will be made in accordance with the allocations designated by the General Agency or Allocating Producer. Any applicable matching Company contributions will be credited to separate unfunded accounts maintained by the Company called "Company
Accounts." The percentage of Earnings which may be contributed and the Earnings requirements will be established by the Committee from time to time in its sole discretion. Changes in Earnings Requirements are only effective prospectively. See "Determinations of the Committee" below.

  If the applicable Earnings requirements for a Qualified Year are not satisfied, a Member may withdraw the total amount credited to his or her Member Account (without interest) for that year or the Member may leave the sums in the Member Account on deposit with the Company. If the Member withdraws the total amount credited to the Member
Account, his or her membership shall automatically terminate and any unvested amount credited to his or her Company Account shall be totally forfeited. Interest is paid on amounts left on deposit in the Member Account at a rate established by the Committee from time to time in its sole discretion.

  With respect to each Plan Year, and except as described below, if a Member elects to contribute Earnings subject to matching Company contributions and satisfies the Earnings requirements established by the Committee for such Plan Year, the Company will make matching contributions in an amount as prescribed by the Committee, as described below. The matching contributions may be either in the form of cash or Common Stock, at the election of the Member. Except as otherwise provided by the Committee, no matching Company contributions will be made with respect to a Plan Year if (i) a General Agency or Allocating Producer terminates its Membership Agreement during such Plan Year,
(ii) a General Agency or Allocating Producer ceases to be a General Agency or Allocating Producer during a Plan Year
(except on account of the death, disability or retirement of the proprietor), or (iii) the Committee terminates the General Agency's or Allocating Producer's participation under the Plan. If a Member dies during a Plan Year, Company contributions will vest immediately upon the Member's death and such Member's Beneficiary will be credited with the matching Company contributions (based on the Member's share of contributed Earnings credited as of the date of death). If a Member's status as a General
Agent or Producer terminates for any reason other than death, retirement or disability, the Member will only be credited with his or her proportionate share of vested matching Company contributions (based on his or her share of contributed Earnings credited as of the last completed
Qualified Year). The termination benefit of a Member whose license for the sale of life insurance is terminated by the insurance department of any state or territory for actions prejudicial to the Company or its policyholders will be based solely on the Member's-Member Account and the vested portion of the Member's-Company Account. See "Termination
Benefits" below.

  All accounts established under the Plan shall be credited with interest at a rate to be determined by the Committee which shall not be less than the rate to be credited to policy dividends on deposit. Interest shall be credited as of the end of each Plan Year. A Member shall not be entitled to interest on contributions withdrawn because the Member fails to satisfy the requirements of a Qualified Year as described above.

  Within 90 days after the end of each Plan Year, a statement shall be prepared for each Member reflecting the amount of contributions and interest credited to his or her accounts during the Plan Year, and the total balance of his or her accounts as of the end of said Plan Year.

Account Investment - Company Contributions of Stock

  A Member Account and a Company Account will be established on behalf of each Member as of the beginning of each Plan Year for which a Membership Agreement is in effect. Each General Agency or Allocating Producer will furnish all information required by the Company to establish such Accounts, including the percentage of Earnings to be contributed to each Member and Member
Account.

  Earnings will be credited to Member Accounts when contributions are made. Member Accounts and Company
Accounts will be credited with interest as of the end of the Plan Year. Interest will accrue from the date contributions are made, at a rate established by the Committee from time to time in its sole discretion, as discussed above. Matching Company contributions shall be credited to Company Accounts as of the end of the applica-ble Plan Year. Company contributions which the Member has elected to receive in the form of Common Stock will be valued as if the amount of such Company contribution were invested in shares of Common Stock as of the date the matching Company contribution is credited. The number of Shares will be equal to the amount of the Company contribution divided by the average for the four calendar quarters during the Plan Year of the mean of the high and low sales prices per Share as reported on the New York
Stock Exchange Composite Tape on the last day of each calendar quarter on which there occurred any such sales during the Plan Year, and will be computed to the third decimal place. When and to the extent determined by the Committee, in its sole discretion, Company Accounts will
(i) participate in any cash dividends declared by American
General with respect to the Shares, and (ii) reflect any stock splits, stock dividends, re-capitalizations, reorganizations or other similar events affecting the Shares. See "Determinations of the Committee" below.
Members who are not otherwise shareholders of American
General will not become shareholders of American General pursuant to the Plan until such Members have received distributions of Shares attributable to Company contributions.

  A Member may make a one time election, at any time, to have his or her Company Account which is valued in cash changed so that his or her entire Company Account is valued instead in Common Stock.

  Earnings contributed to the Plan will be non-forfeitable. Members will be vested as to 20% of the Company contributions upon the completion of six Qualified
Years.  Thereafter, 20% of the amount in a Member's Company
Account, including interest, if any, will vest at the end of each subsequent Qualified Year. Company contributions will generally fully vest after the Member has contributed to the Plan for 10 years if the Member has also met the minimum Earnings requirement for at least 10 continuous
Plan Years. Company contributions may vest earlier in the case of death, disability or retirement. See "Death
Benefits", "Retirement Benefits", and "Disability Benefits" below.

  A General Agency or an Allocating Producer will not have any right to any amount credited to a Member Account or Company Account nor will any amount thus credited be subject to assignment, alienation, anticipation, debts, levy or collection. If a Member causes his or her Member
Account to be subject to assignment, alienation, anticipa-tion, debts, or to any judicial process for levy or collection then unvested Company contributions will be forfeited.

Retirement Benefits

  A Member who reaches age 55 and has completed five
Qualified Years as a Member shall be entitled to retire from the Plan, by giving written notice to the Committee.
A retired Member shall be entitled to receive a retirement benefit which shall be based upon the total balance of his or her Member Account and Company Account as of the last day of the month immediately preceding the commencement of benefit payments except that for purposes of determining the foregoing retirement benefit, no Company contributions shall be made on behalf of a Member for an incomplete Plan
Year in which his or her retirement occurs. Retirement benefits shall, in the sole discretion of the Committee, be paid in a lump sum, as periodic payments over a period not to exceed 20 years, or a combination thereof. Distribu-tions of Company Accounts valued in Common Stock will be made in a single distribution of whole Shares and cash for any fractional shares. Payments shall commence as of the beginning of the calendar year immediately following the Member's retirement, unless otherwise directed by the Committee, in its discretion. A Member who has retired from the Plan shall not again be eligible for membership in the Plan.

Death Benefits

  In the event a Member dies prior to retirement, disability or other termination of membership, the Member's beneficiary will be paid a death benefit based upon the total balance of the deceased's Member Account and Company
Account.  See "Determinations of the Committee" below.

  For the purposes of determining the death benefit, the Company will contribute, on behalf of the deceased Member, an amount equal to his or her Member contributions credited to his or her Member Account for the Plan Year in which the Member's death occurs. That Plan Year will be deemed a completed Qualified Year. Account balances will be determined as of the last day of the month immediately preceding the commencement of benefit payments.

  In no event will the death benefit be less than the retirement benefit that would have been provided had the Member retired at the date of death. In the event a Member dies after retirement, disability or other termination of membership, the retirement, disability or any termination benefits which would have been payable to the Member will be paid to the Member's Beneficiary. If no beneficiary is designated or survives, then benefits will be paid to the Member's estate.

  Death benefits shall, in the sole discretion of the Committee, be paid in a lump sum, as periodic payments over a period not to exceed 20 years or in any combination thereof. Payments shall commence as of the beginning of the calendar year immediately following the Member's death, unless otherwise directed by the Committee, in its discretion. Distributions of Company Accounts valued in Common Stock will be made in a single distribution of whole shares and cash for any fractional shares.

Disability Benefits

  A Member who has participated in the Plan for at least five Plan Years and in the judgment of the Committee, becomes totally and permanently disabled prior to retirement or other termination of membership under the Plan is entitled to receive a disability benefit based upon the total balance of his or her Member Account and Company
Account. For the purpose of determining the disability benefit, the Company will contribute, on behalf of the disabled Member, an amount equal to the member Account for the Plan Year in which the disability occurs. That Plan
Year will be deemed a completed Qualified Year. Account balances will be determined as of the last day of the month immediately preceding the commencement of benefit payments.
The disability benefit, in the sole discretion of the Committee, shall be paid in a lump sum, as periodic payments over a period not to exceed 20 years, or in any combination thereof. Distributions of Company Accounts valued in Common Stock will be made in a single distribution of whole shares and cash for any fractional shares. Payments will commence as of the beginning of the calendar year immediately following the Committee's determination of the Member's disability, unless otherwise directed by the Committee, in its discretion. A Member who receives disability payments shall not again be eligible for membership.

Termination Benefits

  In the event a Member's status as a General Agent or Producer is terminated prior to retirement, death or disability, the former Member is entitled to receive a termination benefit based upon the total balance of his or her Member Account and the vested portion of his or her Company Account. For the purpose of determining the termination benefit no Company contribution will be made on behalf of a Member for an incomplete Plan Year in which the termination occurs. Account balances will be determined as of the last day of the month immediately preceding the commencement of benefit payments.

  Termination benefits will, in the sole discretion of the Committee, be paid in a lump sum, as periodic payments over a period not to exceed 20 years, or in any combination thereof. Distributions of Company Accounts valued in Common Stock will be made in a single distribution of whole shares and cash for any fractional shares. Payments will commence as of the beginning of the calendar year immediately following the Member's termination, unless otherwise directed by the Committee, in its discretion. A
Member whose status (and membership) as a General Agent or Producer is terminated may again qualify for membership in the Plan if he or she is reappointed. The former Member must qualify as a new Member and his or her prior membership will not be considered when determining benefits under the Plan. The termination benefit of a Member whose license for the sale of life insurance is terminated by the insurance department of any state or territory for actions that are prejudicial to the interests of policyholders or the Company, shall be based solely upon the balance of his or her Member Account (without interest) and the vested portion of his or her Company Account. The total unvested balance in his or her Company Account shall be forfeited.
In the event an individual qualifies as a Member under the Plan, both as a General Agent and as a Producer, his or her membership shall not be considered terminated until his or her status with the Company both as General Agent and Producer is terminated.

Distributions

  Distributions attributable to Company contributions will be made only in the case of death, disability, retirement, termination or withdrawal from the Plan.
Distributions attributable to Company contributions in the form of Common Stock will be made in a single payment consisting of whole Shares plus cash for any fractional
Shares.

Beneficiaries

  A Member will be entitled to designate a Beneficiary and change such designation in accordance with procedures established by the Committee. If there is no designated
Beneficiary of record at the time of the Member's death, or if the Beneficiary has predeceased the Member, all distributions will be made to the Member's estate.

Administration

  The Plan will be administered by a Committee which will be comprised of at least 3 officers of the Company.
The Committee members will be appointed by the President of the Company and will serve until their resignation or removal by the President of the Company or the Board of Directors of the Company. The Committee will make such interpretations and adopt such rules and procedures as it may deem necessary or appropriate for the general administration of the Plan.

  In the event a person shall qualify as a Member both as a General Agent and as a Producer, all contributions made on his or her behalf will be credited to a single
Member Account and a single Company Account established on the Member's behalf. All Qualified Years as a Member, whether qualified as a General Agent or Producer, shall be considered in determining a Member's benefits under the Plan except that no Qualified Year will be counted more than once.

  The Committee, in its sole discretion, may terminate the membership of a Member, who has either failed to complete two Qualified Years or who has elected to discontinue his or her Member contributions for five consecutive years. In such event, the Member's membership shall terminate as of the beginning of the calendar year immediately following the Committee's determination and the termination of membership will be treated as if it were a termination under the provisions of the Plan. The membership of a Member who has not completed five years of Plan membership will automatically terminate at such time as the Member fails to complete a Qualified Year for two consecutive Plan Years during his or her period of Plan membership. No Member shall cause accumulations or benefits under the Plan to be subjected to assignment, alienation, anticipation, debts, or any other claims of whatever nature, nor to any judicial process for levy or collection. In such event, all funds and benefits attributable to unvested Company contributions shall be totally forfeited.

  The Company reserves the right to amend, suspend or terminate the Plan at any time. Members will be notified of such amendments, suspensions or terminations. Any such action by the Company shall not affect previously vested benefits.

  Notwithstanding any provisions of the Plan to the contrary, for the purpose of determining eligibility for membership, contributions, benefits or any other matters relating to the Plan, the Committee reserves the right to grant such credits as it may deem necessary or appropriate at any time.

  Any changes in the determinations made by the Committee will be set forth in a Prospectus Supplement.
The Committee may adopt such interpretations, regulations and procedures as it deems necessary or appropriate for the administration of the Plan and its determination as to such matters will be conclusive with respect to all Members, potential Members, General Agencies and Allocating
Producers. With respect to the rate of interest for the Member Accounts, the Earnings requirements, the percentages of deferred Earnings and the amount of matching Company contributions, all Committee determinations and adjustments will be effective only prospectively.

  The Committee may require a Member to furnish such information as it deems necessary for the administration of the Plan. It will provide an annual statement to each Member which sets forth the balance in the Member's accounts. The obligation of the Company to make payments of benefits under the Plan is contractual only and all such benefits shall be paid from the general assets of the Company. No Member or Beneficiary of such Member will have any right or security interest in any specific assets or funds of the Company or of American General. The Plan is governed by and to be construed solely in accordance with the internal laws of the State of New York without regard to principles of conflict of laws.

Determination of the Committee

  The determinations described below are effective as of January 1, 1992. Any changes in the determinations made by the Committee will be set forth in a Prospectus Supplement.

"Earnings" means

  (a) with respect to a General Agency, the first-year and renewal commissions and service fees payable to the General Agency in a current Plan Year, on Eligible Business credited to the account of the General Agency by the Company on and after the January 1 when General Agent membership under the Plan commences, less said commissions and fees as are payable to Producers under sub-agent contracts of the General Agency and the Company;

  (b)  with respect to a Producer or Allocating
       Producer, the first-year and renewal commissions and service fees payable to the Producer or Allocating Producer in a current Plan Year, on Eligible Business credited to the account of the Producer or Allocating Producer on and after the January 1 when Producer Membership under the Plan commences, under a sub-agent contract with the Company.

"Eligible Business" means

       All ordinary life and annuity policies, except
       Participating Life Paid Up at 85 (Series 100P and
       130P); group policies and accident and health policies are excluded. Group life (including MET life) policies shall be included. Only said policies shall be considered in determining qualification, membership, contributions and benefits under the Plan.

"Qualified Year" means

  (a) for a General Agent a calendar year in which there is payable to his or her General Agency not less than $60,000 of commissions on first year premiums paid during the year (including said commissions as are payable to Producers), and in which new policies on not less than twenty-five lives are placed in force under a General Agency contract;

  (b) for a Producer, a calendar year in which there is payable to the Producer or to his or her Allocating Producer not less than $20,000 of commissions on first year premiums paid during the year, and in which new policies on not less than five lives are placed in force under a Producer's contract.

       Solely Eligible Business shall be considered for determining a Qualified Year.

Each participating General Agency or Producer may contribute 3%, 4%, 5%, 6%, 7% or 8% of a Member's Earnings to the Plan per Qualified Year. The Company will match
Member contributions as follows:

  (a)  for a General Agent, the Company will match 100%
       of the Member's contributions, to a maximum of 5% if the Member's General Agency earns between $60,000 and $149,999 in commissions on first year premiums paid during the calendar year, and to a maximum of 8% if the General Agency earns
       $150,000 or more in commissions on first year premiums paid during the calendar year;

  (b) for a Producer, the Company will match 100% of the Member's contributions, to a maximum of 5% if the Producer earns between $20,000 and $49,999 in commissions on first year premiums paid during the calendar year, and to a maximum of 8% if the Producer earns $50,000 or more in commissions on first year premiums paid during the calendar year.

Earnings contributed by a General Agency which are credited with interest pursuant to Section 5.02 of the Plan shall be credited with simple interest at the rate of 5.75% per annum, payable or attributable annually in arrears based on a 360-day year of 12 30-day months. Any future changes to interest rates will be set forth in a Prospectus
Supplement.

The value of Company Accounts which consist of American
General Common Stock shall include cash dividends paid on shares of Common Stock; all cash dividends shall be valued in terms of additional shares of Common Stock based on the mean of the high and low sales price per share as reported on the NYSE Composite Tape on the date the cash dividend is paid (or on the last day on which a sale of a share occurred prior to the dividend payment date) and shall be computed to the third decimal place; Company Accounts shall be credited with cash dividends as of the end of the Plan
Year and the value of Company Accounts shall be determined as if the cash dividends were credited as of the date they were paid.

The value of Company Accounts which are valued in Common
Stock shall be adjusted in such manner as the Committee determines to be appropriate to accurately reflect any stock splits, stock dividends, recapitalizations, reorganizations, or other similar events affecting shares of Common Stock.

Tax Consequences

  Earnings contributed to the Plan by a Member pursuant to the Plan are subject to federal income taxes in the year earned, which is also the year the contribution is made.
In addition, amounts contributed to the Plan may be subject to state and local income taxes, and to federal and other employment taxes.

  The foregoing discussion pertains solely to "cash basis" taxpayers. In addition, inasmuch as the tax laws, both federal and state, are complex and subject to change, Members are advised to consult their own tax advisors with respect to the tax consequences resulting from their participation in the Plan.

  The Plan is not a qualified plan under section 401 of the Internal Revenue Code, as amended, and is not covered by the Employee Retirement Income Security Act of 1974.

                   PLAN OF DISTRIBUTION

  Interests in The United States Life Insurance Company
Retirement Plan for General Agents and Producers are being hereby offered through American General Securities
Incorporated, a subsidiary of American General which is a registered broker-dealer in certain states, to eligible
General Agents and Producers of United States Life.
Eligibility requirements are determined by the Committee which administers the Plan. See "Description of the Plan
Determinations of the Committee" herein. Distributions of Common Stock under the Plan and Rights appertaining to such Common Stock will be made directly by American General to qualified General Agents or Producers without the participation of underwriters or dealers. American General will pay no underwriters' or dealers' commissions, fees or other compensation or allow any discounts with respect to distribution of Common Stock pursuant to the Plan or Rights appertaining to such Common Stock.

                  VALIDITY OF SECURITIES

  The validity of the interests in The United States
Life Insurance Company Retirement Plan for General Agents and Producers and the Common Stock and Rights appertaining thereto of American General being offered hereby has been passed upon for American General by Susan A. Jacobs, Esq.,
Deputy General Counsel of American General Corporation,
2929 Allen Parkway, Houston, Texas  77019.

                          EXPERTS

  The consolidated financial statements and schedules of American General and its subsidiaries appearing in American
General's Current Report on Form 8-K dated October 10, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. See
"Incorporation of Certain Documents by Reference." Such financial statements and schedules are, and audited financial statements and schedules to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young
LLP pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.

No person is authorized to
give any information or make
any representations in con-
nection with the offer
described herein other than
those contained or incor-
porated by reference in this
Prospectus or in the Pro-
spectus Supplement.  If given
or made such information or
representation must not be
relied upon as having been
authorized.


                     TABLE OF CONTENTS

                                                       Page
Available Information. . . . . . . . . . . . . . . . . .
Incorporation of Certain
Documents
     by Reference. . . . . . . . . . . . . . . . . . . .
American General Corporation . . . . . . . . . . . . . .
Use of Proceeds. . . . . . . . . . . . . . . . . . . . .
Common Stock and Preferred
Share
     Purchase Rights . . . . . . . . . . . . . . . . . .
Description of the Plan. . . . . . . . . . . . . . . . . .
Plan of Distribution . . . . . . . . . . . . . . . . . . .
Validity of Securities . . . . . . . . . . . . . . . . . .
Experts. . . . . . . . . . . . . . . . . . . . . . . . . .

                   ____________________

This Prospectus does not
constitute an offer to sell or
a solicitation of an offer to
buy any securities other than
the registered securities to
which it relates or an offer
to sell or a solicitation of
an offer to buy such securities
in any circumstance in which such an offer or solicitation is or would be unlawful.
Neither the delivery of this Prospectus to-gether with any Prospectus Supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of American General since the date hereof or that the information herein is correct as of any time subsequent to its date.









               AMERICAN GENERAL CORPORATION


                     Interests in The
               United States Life Insurance
                Company Retirement Plan for
               General Agents and Producers






                       Common Stock
                (par value $0.50 per share)


                 Preferred Share Purchase
Rights




                        PROSPECTUS








                          , 1997

                          PART II


          INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.*

Securities and Exchange Commission registration fee . . . .
 . . . . . . . . . . . . . . . . .              $   1,090.00
Accounting fees and expenses . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . .          3,000.00
Legal fees and expenses (including Blue Sky fees and
expenses). . . . . . . . . . . . . . .             2,500.00
Other . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . .           -0-

Total . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . .     $6,590.00


_______________

* All amounts other than the registration fee are estimated.

Item 15.  Indemnification of Directors and Officers.

  Article 2.02-1 of the Texas Business Corporation Act contains detailed provisions with respect to indemnification of directors and officers of a Texas corporation against reasonable expenses actually incurred in connection with certain legal proceedings.

  Article VI of the American General Bylaws sets forth certain rights of the Registrant's officers and directors to indemnification. The American General Bylaws, as in effect on the date hereof, are incorporated by reference herein as Exhibit 4(b).

  The American General Restated Articles of
Incorporation provide that, with certain specified exceptions, a director of the Registrant will not be liable to the corporation for monetary damages for an act or omission in the director's capacity as a director.
Reference is made to the American General Restated Articles of Incorporation filed as Exhibit 4(a) herein.

  The Registrant has placed in effect insurance coverage which purports (a) to insure it against certain costs of indemnification which may be incurred by it pursuant to the aforementioned bylaw provisions or otherwise, and (b) to insure the officers and directors of the Registrant and of its specified subsidiaries against certain liabilities incurred by them in the discharge of their functions as officers and directors except for liabilities arising from their own malfeasance.

Item 16.    Exhibits.

*4.1 Restated Articles of Incorporation of the Registrant (including Statement of Resolution Establishing Series of Shares of Series A Junior Participating Preferred Stock) (incorporated by reference to Exhibit 4.1 to Registration Statement No. 33-33115 filed by the Registrant).

*4.2   Amended and Restated Bylaws of the Registrant
       (incorporated by reference to Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1993).

*4.3 Statement of Resolution Establishing Series of Shares of Series A Cumulative Convertible Preferred Stock of the Registrant (incorporated by reference to Exhibit 4(b) to Registration Statement No. 333-00513 filed by the Registrant).

*4.4 Form of Statement of Resolutions Establishing Series of Shares of 7% Convertible Preferred Stock of the Registrant (incorporated by reference to Exhibit 4(d) to Registration Statement No. 333-00513 filed by the Registrant).

*4.5   Specimen Stock Certificate for American General Common
       Stock (incorporated by reference to Exhibit 4 to Form
       8-B filed by the Registrant on June 26, 1980).

*4.6   Junior Subordinated Indenture, dated as of May 15,
       1995, between the Registrant and Chemical Bank, as Trustee, relating to the Registrant's 6% Series A
       Convertible Junior Subordinated Debentures
       (incorporated by Reference to Exhibit 4(g) to
       Registration Statement No. 333-00513 filed by the
       Registrant).

*4.7 Rights Agreement dated as of July 27, 1989, as amended by the First Amendment thereto dated as of October 26, 1992, by and between the Registrant and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1989, and to Exhibit 19 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1992, respectively).

*4.8   Terms of the 6% Convertible Monthly Income Preferred
       Securities, Series A, of American General Delaware,
       L.L.C. (incorporated by reference to Exhibit 4(i) to Registration Statement No. 333-00513 filed by the
       Registrant).

*4.9   Guarantee of the Registrant with respect to the 6%
       Convertible Monthly Income Preferred Securities,
       Series A, of American General Delaware, L.L.C.
       (incorporated by reference to Exhibit 4(j) to Registration Statement No. 333-00513 filed by the
       Registrant).

*4.10  Resolutions Establishing the Registrant's 6%
       Series A Convertible Junior Subordinated
       Debentures (incorporated by reference to Exhibit
       4(k) to Registration Statement No. 333-00513 filed by the Registrant).

*4.11 The United States Life Insurance Company Re-tirement Plan for General Agents and Producers
       (incorporated by reference to Exhibit 4(c) to USLIFE Corporation's Registration Statement on
       Form S-3 (File No. 33-45377) filed on January 29,
       1992).

5      Opinion of Susan A. Jacobs, Esq.

23(a)  Consent of Ernst & Young LLP.

23(b)  Consent of Susan A. Jacobs, Esq. (included in
       Exhibit 5 to this Registration Statement).

24     Powers of Attorney.
_____________

*   Previously filed.  Not duplicated with this filing.

Item 17.  Undertakings.

  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales of the registrant's securities are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that the undertakings set forth in paragraphs (i) and (ii) not apply if the information required to be included in a post-effective amendment in those above paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section
15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the bylaws and other provisions summarized in Item 15 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controller person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
                        SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 14th day of October, 1997.


                           AMERICAN GENERAL CORPORATION


                                By  /s/mark s. berg
                                      Mark S. Berg
                                      Senior Vice
                                      President and
                                     General Counsel

  Pursuant to the requirements of the Securities Act of 1933, as amended this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature
Title
Date


Robert M. Devlin*
Robert M. Devlin
Chairman, Chief
Executive Officer and
Director (Principal
Executive Officer)
October 14, 1997



 /s/ ellen h. masterson
Ellen H. Masterson
Senior Vice-President
and Chief Financial
Officer
(Principal Financial
Officer)
October 14, 1997


/s/ Pamela J. Penny
 Pamela J. Penny
Vice President and
Controller
(Controller)
October 14, 1997


J. Evans Attwell*
J. Evans Attwell
Director
October 14, 1997


Brady F. Carruth*
Brady F. Carruth
Director
October 14, 1997


 james s. d'agostino, jr.*
James S. D'Agostino, Jr.
Director
October 14, 1997


W. Lipscomb Davis, Jr.*
W. Lipscomb Davis, Jr.
Director
October 14, 1997


Larry D. Horner*
Larry D. Horner
Director
October 14, 1997



michael e. murphy*
Michael E. Murphy
Director
October 14, 1997


Richard J. V. Johnson*
Richard J. V. Johnson
Director
October 14, 1997


Jon P. Newton*
Jon P. Newton
Director
October 14, 1997


Robert E. Smittcamp*
Robert E. Smittcamp
Director
October 14, 1997


Anne M. Tatlock*
Anne M. Tatlock
Director
October 14, 1997


*By:      /s/ mark s. berg
             Mark S. Berg
            (Attorney-in-fact)

October 14, 1997

                     INDEX OF EXHIBITS

                                                     Sequentially
Exhibit                                          Numbered
Number                Exhibit             Page

*4.1
Restated Articles of Incorporation of the Registrant (including Statement of
Resolution Establishing Series of Shares of
Series A Junior Participating Preferred
Stock) (incorporated by reference to
Exhibit 4.1 to Registration Statement No.
33-33115 filed by the Registrant).

*4.2
Amended and Restated Bylaws of the
Registrant (incorporated by reference to
Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the year ended December
31, 1993).


*4.3
Statement of Resolution Establishing Series of Shares of Series A Cumulative
Convertible Preferred Stock of the
Registrant (incorporated by reference to
Exhibit 4(b) to Registration Statement No.
333-00513 filed by the Registrant).


*4.4
Form of Statement of Resolutions
Establishing Series of Shares of 7%
Convertible Preferred Stock of the
Registrant (incorporated by reference to
Exhibit 4(d) to Registration Statement No.
333-00513 filed by the Registrant).


*4.5
Specimen Stock Certificate for American
General Common Stock (incorporated by
reference to Exhibit 4 to Form 8-B filed by the Registrant on June 26, 1980).


*4.6
Junior Subordinated Indenture, dated as of May 15, 1995, between the Registrant and
Chemical Bank, as Trustee, relating to the Registrant's 6% Series A Convertible Junior
Subordinated Debentures (incorporated by
Reference to Exhibit 4(g) to Registration
Statement No. 333-00513 filed by the
Registrant).


*4.7
Rights Agreement dated as of July 27, 1989, as amended by the First Amendment thereto dated as of October 26, 1992, by and between the Registrant and First Chicago
Trust Company of New York, as Rights Agent
(incorporated by reference to Exhibit 4 to the Registrant's Quarterly Report on Form
10-Q for the quarter ended June 30, 1989, and to Exhibit 19 to the Registrant's
Quarterly Report on Form 10-Q for the
quarter ended September 30, 1992,
respectively).


*4.8
Terms of the 6% Convertible Monthly Income
Preferred Securities, Series A, of American
General Delaware, L.L.C. (incorporated by reference to Exhibit 4(i) to Registration
Statement No. 333-00513 filed by the
Registrant).


*4.9
Guarantee of the Registrant with respect to the 6% Convertible Monthly Income Preferred
Securities, Series A, of American General
Delaware, L.L.C. (incorporated by reference to Exhibit 4(j) to Registration Statement
No. 333-00513 filed by the Registrant).


*4.10
Resolutions Establishing the Registrant's
6% Series A Convertible Junior Subordinated
Debentures (incorporated by reference to
Exhibit 4(k) to Registration Statement No.
333-00513 filed by the Registrant).


*4.11
The United States Life Insurance Company
Retirement Plan for General Agents and
Producers (incorporated by reference to
Exhibit 4(c) to USLIFE Corporation's
Registration Statement on Form S-3 (File
No. 33-45377) filed on January 29, 1992).


5
Opinion of Susan A. Jacobs, Esq.


23(a)
Consent of Ernst & Young LLP.


23(b)
Consent of Susan A. Jacobs, Esq. (included in Exhibit 5 to this Registration State-
ment).


24
Power of Attorney.


_____________

* Previously filed.  Not duplicated with this filing.


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